Exhibit 99.1

The Trade Desk Reports Fourth Quarter and Fiscal Year 2021 Financial Results

LOS ANGELES--(BUSINESS WIRE)--February 16, 2022--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

“2021 was a remarkable year for The Trade Desk capped off by record performance in the fourth quarter. The launch of Solimar, our most important new platform to date, along with major progress in areas such as CTV, identity and retail data, enabled us to gain more share of the data-driven advertising market. As a result, we generated nearly $6.2 billion of total spend on our platform, nearly $1.2 billion in revenue and over $500 million in adjusted EBITDA in 2021 as we continue to scale the business with profitable growth. We exceeded our objectives for 2021 and I could not be more excited about the momentum we’re carrying into the first quarter and the year ahead,” said Jeff Green, founder and CEO of The Trade Desk. “We remain committed to creating a better internet that is open, competitive and fair for all participants. Major advertisers and partners around the world are embracing this vision as the global advertising market races toward a $1 trillion TAM. And as a result, more and more of them are gravitating to our platform.”

Fourth Quarter and Full Year 2021 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters and fiscal years ended December 31, 2021 and 2020 ($ in millions, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP Results
Revenue	$395.6	$319.9	$1,196.5	$836.0
Increase in revenue year over year	24%	48%	43%	26%
Net Income	$8.0	$151.9	$137.8	$242.3
Diluted EPS	$0.02	$0.31	$0.28	$0.49

Non-GAAP Results
Adjusted EBITDA	$191.5	$152.9	$502.7	$283.7
Adjusted EBITDA Margin	48%	48%	42%	34%
Non-GAAP Net Income	$208.1	$184.8	$455.6	$335.6
Non-GAAP Diluted EPS	$0.42	$0.37	$0.91	$0.69

Fourth Quarter and 2021 Business Highlights:

  Continued Share Gains: 2021 gross spend on the platform was approximately $6.2 billion, a 47% increase year-over-year.
  Strong Customer Retention: Customer retention remained over 95% during the fourth quarter and throughout fiscal year 2021, as it has for the past 8 consecutive years.
  Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0, an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. The ID is an upgrade and alternative to third-party cookies. New partnerships in 2021 included: Publicis, Xandr, Acuity Ads, Throttle, FuboTV, Prebid, Interpublic Group, Omnicom Group, AMC Networks, Blockgraph, OpenAP, Snowflake, TrueData, Netwise, iCook, and Made In, among others.
  Launched New Media Trading Platform, Solimar: Launched in July, Solimar features advanced goals-based media buying, easy first-party-data onboarding, and an innovative measurement marketplace to help marketers optimize their digital advertising campaigns across the open internet.
  Expanded Partnerships:
    In Q1, The Trade Desk announced our partnership with Walmart to launch a new DSP based on The Trade Desk’s platform that will provide advertisers with access to unique Walmart shopper data and sales measurement data in a self-service platform.
    In September, The Trade Desk announced a collaboration with Samsung Ads in India, giving marketers on The Trade Desk platform access to CTV inventory on Samsung Smart TVs offered through its free AVOD streaming service.
    In October, The Trade Desk partnered with Xiaomi, the world’s second largest smartphone maker, that allows advertisers to access Xiaomi’s global audience through its mobile ad offerings directly via The Trade Desk platform.
    In November, The Trade Desk expanded its partnership with NBCUniversal, adding Peacock to its industry-leading CTV platform. As a result, the world’s leading advertisers will have access to premium Peacock video on-demand inventory via The Trade Desk, including NBC Sports, NBC and Sky News, NBC Next-Day Prime, Peacock originals, and an extensive catalog of content.
  Industry Recognition:
    FORTUNE: Future 50 list.
    Gartner Magic Quadrant for Ad Tech: positioned highest for “Completeness of Vision” and recognized for “Ability to Execute.”
    FORTUNE: 100 Fastest Growing Companies for 2021.
    The Software Report: Top 100 Software Companies of 2021.
    Adweek Readers’ Choice: Best of Tech awards for both Demand Side Platform and Innovator of the Year categories.
    Forbes: Global 2000 list.
    FORTUNE: Best Medium Workplace 2021.
    Great Places to Work: Best Workplace in New York.

Financial Guidance:

Assuming that the economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate, we estimate the following:

First Quarter 2022 outlook summary:

  Revenue at least $303 million
  Adjusted EBITDA of approximately $91 million

We have not provided an outlook for GAAP Net income or reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, and provision for (benefit from) income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Fourth Quarter and Fiscal Year 2021 Results Webcast and Conference Call Details

  When: February 16, 2022 at 8:30 A.M. Pacific Time (11:30 A.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “903621” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 44548). Outside the United States, please dial 1-919-882-2331 (replay code: 44548). The audio replay will be available via telephone until February 23rd, 2022.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$395,598	$319,905	$1,196,467	$836,033
Operating expenses (1):
Platform operations	66,845	51,645	221,554	178,812
Sales and marketing	72,501	58,740	249,298	174,742
Technology and development	62,836	48,723	226,137	166,654
General and administrative	218,777	54,365	374,661	171,617
Total operating expenses	420,959	213,473	1,071,650	691,825
Income (loss) from operations	(25,361)	106,432	124,817	144,208
Total other expense (income), net	1,221	(529)	2,781	305
Income (loss) before income taxes	(26,582)	106,961	122,036	143,903
Benefit from income taxes	(34,621)	(44,941)	(15,726)	(98,414)
Net income	$8,039	$151,902	$137,762	$242,317
Earnings per share:
Basic	$0.02	$0.32	$0.29	$0.52
Diluted	$0.02	$0.31	$0.28	$0.49
Weighted average shares outstanding:
Basic	480,873	469,173	476,851	462,865
Diluted	500,314	497,540	498,540	489,881

(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Platform operations	$4,289	$3,335	$15,913	$8,794
Sales and marketing	13,309	11,177	50,671	29,726
Technology and development	16,454	12,327	57,791	36,672
General and administrative (1)	171,351	11,185	213,038	36,583
Total	$205,403	$38,024	$337,413	$111,775

(1) Stock-based compensation for the three months ended December 31, 2021, included a $158 million expense related to a long-term CEO performance grant in G&A.

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$754,154	$437,353
Short-term investments	204,625	186,685
Accounts receivable, net	2,020,720	1,584,109
Prepaid expenses and other current assets	112,150	102,170
Total current assets	3,091,649	2,310,317
Property and equipment, net	135,856	115,863
Operating lease assets	234,091	248,143
Deferred income taxes	68,244	50,168
Other assets, non-current	47,500	29,154
Total assets	$3,577,340	$2,753,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,655,684	$1,348,480
Accrued expenses and other current liabilities	101,472	88,335
Operating lease liabilities	46,149	37,868
Total current liabilities	1,803,305	1,474,683
Operating lease liabilities, non-current	238,449	254,562
Other liabilities, non-current	8,280	11,255
Total liabilities	2,050,034	1,740,500

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	915,177	538,778
Retained earnings	612,129	474,367
Total stockholders' equity	1,527,306	1,013,145
Total liabilities and stockholders' equity	$3,577,340	$2,753,645

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)
	Year Ended December 31,
	2021	2020
OPERATING ACTIVITIES:
Net income	$137,762	$242,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,219	28,632
Stock-based compensation	337,413	111,775
Deferred income taxes	(16,777)	(31,218)
Allowance for credit losses on accounts receivable	1,456	3,149
Noncash lease expense	40,315	33,269
Other	5,803	2,190
Changes in operating assets and liabilities:
Accounts receivable	(444,342)	(418,054)
Prepaid expenses and other assets	1,648	(66,655)
Accounts payable	309,410	481,313
Accrued expenses and other liabilities	7,596	35,446
Operating lease liabilities	(43,990)	(17,095)
Net cash provided by operating activities	378,513	405,069
INVESTING ACTIVITIES:
Purchases of investments	(278,387)	(230,759)
Sales of investments	4,539	—
Maturities of investments	253,444	167,602
Purchases of property and equipment	(54,804)	(74,061)
Capitalized software development costs	(5,169)	(6,053)
Business acquisition	(13,261)	—
Net cash used in investing activities	(93,638)	(143,271)
FINANCING ACTIVITIES:
Proceeds from line of credit	—	143,000
Repayment on line of credit	—	(143,000)
Payment of debt financing costs	(1,924)	—
Proceeds from exercise of stock options	61,476	76,146
Proceeds from employee stock purchase plan	29,229	21,671
Taxes paid related to net settlement of restricted stock awards	(56,855)	(53,138)
Net cash provided by financing activities	31,926	44,679
Increase in cash and cash equivalents	316,801	306,477
Cash and cash equivalents—Beginning of period	437,353	130,876
Cash and cash equivalents—End of period	$754,154	$437,353

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income	$8,039	$151,902	$137,762	$242,317
Add back:
Depreciation and amortization expense	12,250	7,855	42,219	28,632
Stock-based compensation expense	205,403	38,024	337,413	111,775
Interest expense (income), net	474	84	1,030	(656)
Benefit from income taxes	(34,621)	(44,941)	(15,726)	(98,414)
Adjusted EBITDA	$191,545	$152,924	$502,698	$283,654

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net income	$8,039	$151,902	$137,762	$242,317
Add back (deduct):
Stock-based compensation expense	205,403	38,024	337,413	111,775
Adjustment for income taxes	(5,314)	(5,119)	(19,619)	(18,460)
Non-GAAP net income	$208,128	$184,807	$455,556	$335,632

GAAP diluted EPS	$0.02	$0.31	$0.28	$0.49
Non-GAAP diluted EPS	$0.42	$0.37	$0.91	$0.69

Weighted average shares outstanding—diluted	500,314	497,540	498,540	489,881

Contacts

Investors
Jake Graves
Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com

Media
Melinda Zurich
GM, Communications
The Trade Desk
melinda.zurich@thetradedesk.com
201-320-9398